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                                OMNIBUS AGREEMENT

     Agreement this 7th day of November, 2002, by and between Arlington Hospitality, Inc., a Delaware corporation ("AHI") and Michael P. Holtz ("MPH").

                                    RECITALS:

     A. AHI and MPH entered into an employment agreement dated April 7, 1995, which was subsequently amended by four separate amendments (the employment agreement as amended is hereinafter referred to as the "Employment Agreement").

     B. On August 15, 2002, MPH delivered notice of his intent to resign from employment with AHI. The parties are desirous of setting forth the terms of MPH's severance from AHI as set forth below.

     C. AHI is desirous of retaining MPH to make himself available to consult with AHI, and MPH is willing to do so, as set forth below.

     D. AHI is desirous of selling to MPH (through designated affiliates of MPH -- the "Purchasers") the hotels owned by wholly-owned subsidiaries of AHI and located in Vicksburg, Mississippi (the "Vicksburg Hotel") and Freeport, Illinois (the "Freeport Hotel" -- together with the Vicksburg Hotel, collectively, the "Hotels") and MPH is desirous of causing the Purchasers to purchase the Hotels in accordance with the forms of purchase and sale agreements set forth in
Exhibit 1 and Exhibit 2 attached hereto and made a part hereof for the Vicksburg Hotel and the Freeport Hotel, respectively (the "Purchase Agreements").

     E. The consummation of all of the transactions contemplated herein is contingent upon the simultaneous closing of the purchase and sales of the Hotels.

     NOW THEREFORE, in consideration of the premises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Recitals. The recitals set forth above are incorporated by reference herein and made a part hereof as if fully rewritten.

     2. Purchase Agreements. The conditions precedent to the consummation of the transactions contemplated in this Agreement are the following; in the event any of the conditions set forth below are not satisfied on or before February 15, 2003 (or in the case of subparagraph (a) below, on or before November 30, 2002), then AHI may terminate this Agreement in its sole discretion, with no liability to MPH for such termination at such point this Agreement would be deemed null and void ab initio.

          (a) Procurement by AHI of appraisals on the Hotels by Cushman & Wakefield of a combined fair market value which is less than or equal to the aggregate purchase price called for in the Hotels' Purchase Agreements on or before November 30, 2002; and


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          (b) Procurement by MPH of sufficient financing for the Hotels to cause the unconditional release of AHI and its subsidiaries of all mortgage debt and land lease obligations and all franchise agreement guarantees with respect to the Hotels; and

          (c) Procurement from Cendant, Inc. of certification that the sale of the Hotels to the Purchasers will entitle AHI to receive:

               (i) The development fee on each Hotel on the closing of the Purchase Agreements pursuant to the terms of the September 30, 2000 Development Agreement among AHI, AmeriHost Inn Franchising, Inc., AmeriHost Management, Inc., AmeriHost Development, Inc., Cendant Finance Holding Corporation ("CFHC") and AmeriHost Franchise Systems, Inc. ("AFSI"); and

               (ii) Royalty sharing with respect to each Hotel on closing of the Purchase Agreements pursuant to the September 30, 2000 Royalty Sharing Agreement among AHI, CFHC and AFSI. The aforesaid fees payable to AHI by Cendant with respect to the Hotels are hereinafter referred to as the "Cendant Fees."

The Purchase Agreements contemplate a simultaneous sale of the Hotels by AHI's subsidiaries to the Purchasers on or before February 17, 2003 (the actual date of closing being the "Closing Date"). Absent written agreement between the parties hereto to the contrary, should the aforesaid sales of the Hotels by AHI to MPH or his designees not occur on or before February 17, 2003, then this entire agreement shall be null and void in its entirety, except for the terms of
Section 4(d) below, provided however, if the reason for the closing(s) not occurring is the breach by AHI on the one hand, or one or both of the Purchasers on the other hand, of one or both of the Purchase Agreements, and subsequent to such breach the nonbreaching party(ies) effect the sale of the Hotels to the Purchasers, then effective on the closing of such sales, this Agreement shall be deemed reinstated in its entirety.

     3. Representations and Warranties.


          (a) MPH represents, warrants and covenants that the Hotels will be operated following the Closing Date in a manner necessary to ensure that AHI will be entitled to the Cendant Fees for the period of seven (7) years following the Closing Date. Should AHI be required to refund any of the Cendant Fees it receives with respect to the Hotels or should Cendant refuse to pay any of the Cendant Fees with respect to the Hotels, due to the failure of the Hotels to continue to operate as AmeriHost Inns during the seven (7) year period following the Closing Date, then MPH agrees to reimburse AHI for the Cendant Fees that AHI would have received had the Hotels continued to operate as AmeriHost Inns for the full seven (7) years following the Closing Date (with AHI's royalty fees based upon the level of operations that each such Hotel operated for the last full year that it operated as an AmeriHost Inn).

          (b) MPH represents and warrants that to the best of his knowledge:


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                    (i) The income statements for the Hotels as maintained by
               AHI through the Closing Date fairly represent the income and expenses of the Hotels for the periods indicated on the books and records of AHI; and

                    (ii) The Vicksburg Hotel is not entitled to receive any
               direct or indirect participation in the profits or gross receipts of the casino to which it is immediately adjacent, except to the extent such revenues have been reflected on the financial statements of the Vicksburg Hotel.

          (c) MPH represents and warrants that except for the agreements contemplated in this Agreement and attached exhibits, neither he nor any of his affiliates have any contracts or agreements with AHI or any of its affiliates.

In causing its wholly-owned subsidiary to enter into the Purchase Agreements for the sale of the Hotels to affiliates of MPH each of said subsidiaries and AHI have relied upon the aforesaid representations, warranties and covenants of MPH, and API shall be entitled to damages for all losses either it or either of its subsidiaries incur as a result of the breach by MPH of any of the aforesaid representations, warranties and covenants, which obligations shall survive the closing of this Agreement and the Purchase Agreements.

     4. Employment Agreement and Severance Matters. On the Closing Date MPH's employment with the Company shall terminate and the Employment Agreement shall be terminated in all respects, with no further obligations under the Employment Agreement from MPH to AHI or from AHI to MPH with respect to the Employment Agreement or otherwise, except as expressly set forth in this Agreement or any of the Exhibits appended hereto. On the Closing Date, MPH shall resign as an officer and as a director from each of AHI, its subsidiaries and affiliates.

          (a) Severance Payment. On the Closing Date, in full settlement of AHI's severance obligations to MPH under the Employment Agreement, AHI shall tender a cash severance payment to MPH (subject to AHI deducting and remitting therefrom the withholding amounts delineated below) the sum of $325,000 as follows:

        Description                                      Amount
        -----------                                      ------
        Severance Amount..............................  $325,000
        Less Federal Tax Withholding..................  (125,450)
        Less State Tax Withholding....................    (9,750)
        Less Medicare Tax Withholding.................    (4,713)
                                                        --------
                                      NET CASH TO MPH:  $185,087
                                                        ========

          (b) Releases. On the Closing Date, the parties shall deliver mutual releases in the form of Exhibit 3.


          (c) Base Compensation and Bonuses. AHI shall pay to MPH his annualized salary payments through the Closing Date and shall reimburse MPH for all out-of-pocket expenses reasonably incurred in the course of his employment with respect to AHI matters through the Closing Date, subject to submittal of customary documentation in


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     accordance with AHI's policies and procedures. In addition, on the Closing
     Date, AHI shall pay to MPH the amount of base compensation plus accrued vacation MPH would have received per the terms of his Employment Agreement had he continued to serve as CEO of AHI from the Closing Date through February 15, 2003, subject to customary withholding. MPH agrees that on the Closing Date he shall be entitled to no bonus with respect to services rendered during any of 2002 (except to the extent already paid) or any rights to stock, stock options or any other direct or indirect equity interests in AHI or any of its affiliates, with the exception of stock or stock options which have already been issued to him by AHI prior to the date of execution of this Agreement.

          (d) Vehicle. The vehicle leased by AHI for MPH's use is subject to a purchase option, which AHI shall exercise on December 1, 2002, or as soon as practicable thereafter and shall direct the leasing company to convey title to the vehicle to MPH or his designees. The purchase price for the car will be paid by MPH, subject to a contribution therefor by AHI equal to the lease payments that would have otherwise been made by AHI had the vehicle been leased for the period from the Closing Date through February 15, 2004 (prorated for partial months), based upon lease payments of $574.46 per month; notwithstanding anything to the contrary herein, the obligations of the parties with respect to this Section 4(d) shall survive the termination of this Agreement.

          (e) Legal Fees Reimbursement. On the Closing Date AHI shall reimburse MPH for up to $10,000 of legal fees incurred by him in connection with the negotiation and closing of this Agreement and the agreements referenced in the Exhibits hereto, upon proof of proper documentation to evidence aforesaid legal fees; this legal fee reimbursement has been allocated $5,000 to each Hotel (subject to rights of reallocation) as provided in the Purchase Agreements.

          (f) Nonsolicitation. MPH agrees on behalf of himself and each of his affiliates (collectively, the "MPH Group" and individually, each an "MPH Group Member"), that from the date of this Agreement until two years following the Closing Date, neither he nor any MPH Group Member shall directly or indirectly solicit for hire, hire or engage in any discussions which could lead to the hiring, whether hiring as an employee, independent contractor, consultant, service provider or otherwise any of the employees of AHI or any of its affiliates who either earn a base salary of at least $80,000 per year or presently serve or in the future at any time during the aforesaid two year period serve on the Operating Committee of AHI as of the time of such solicitation or hiring. For purposes of this Agreement the term "affiliate" shall have the same meaning as construed under Rule 405 promulgated under the Securities Act of 1933, as amended.

          (g) Consulting Agreement. MPH agrees to respond to telephonic inquiries at mutually convenient times not to exceed one hour per week for the one year period following the Closing Date to answer questions from AHI or its representatives regarding issues related to AHI officers. In consideration for these undertakings, AHI agrees that effective on the Closing Date, it shall take the following actions:

               (i) AHI shall continue coverage subject to applicable employee contributions to be paid by MPH or its employee health, dental and disability


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          plans for a period ending February 15, 2004, provided that to the extent MPH is no longer eligible to continue as an insured any of such plans for any reason, then it shall notify him promptly upon learning of such fact and shall thereafter for the remainder of the period (i.e., through February 15, 2004) remit to MPH a cash sum equal to the premiums (net of employee contributions) that would have been paid had he remained eligible for coverage under the latest plan then in effect. As of the date of execution of this Agreement, the applicable annual premiums and employee contributions are as follows:

           Insurance                          Company Payment   Employee Payment
           ---------                          ---------------   ----------------
           Humana-Family Coverage (Health)       $8,781.60          $1,054.30
           Met Life (Dental)                     $  919.56          $  810.42
           Guardian (Disability)                 $1,639.56          $    0.00

               (ii) On the Closing Date, AHI shall execute assignment forms for the Transamerica Life ($1,000,000 face amount) life insurance policy it maintains with the Holtz Family Trust as beneficiary, with the Company to agree to pay over to MPH the unpaid premiums thereon prorated through February 15, 2004, and MPH to be responsible for making all premium payments on said policy ($1,590 annual premium); and

               (iii) The parties agree to pay their respective shares of the premiums ($977.50 and $977.50 payable annually by AHI and MPH, respectively) on the Minnesota Life Insurance Company ($2,000,000 face amount) life insurance policy which presently names both AHI and MPH's designee as equal beneficiaries. On the Closing Date, the Company shall assign this policy in its entirety to MPH or his designees and shall provide him a check for one-half of the unpaid for portion of premium that would accrue on such policy for the period from closing through February 15, 2004.

               (iv) With respect to the Minnesota Life Insurance Company policy standing in the name of the Holtz Family Trust, on the Closing Date the Company shall tender to MPH a check in the amount of the unpaid portion of the premium that would accrue thereon through February 15, 2004.

     5. Miscellaneous.


          (a) Survival. All representations, warranties and covenants of the parties contained in this Agreement or made pursuant hereto, shall survive the date of execution of this Agreement and remain in full force and effect, and shall survive the termination or expiration of this Agreement.

          (b) Counsel. All parties hereto have been represented by counsel, and no inference shall be drawn in favor of or against any party by virtue of the fact that such party's counsel was or was not the principal draftsman of this Agreement.


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          (c) Notices. All notices or other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, postage prepaid or via national courier, addressed to the party entitled to notice at the address set forth below, or such other address as is subsequently provided by written notice from such party to the other parties:

IF TO AHI:                                          WITH A COPY TO:
Arlington Hospitality, Inc.                         Shefsky & Froelich Ltd.
2355 South Arlington Heights Road--Suite 400         444 North Michigan Avenue--Suite 2500
Arlington Heights, IL  60005                        Chicago, IL  60611
Attention: James Dale, Chief Financial Officer      Attention: Mitchell D. Goldsmith, Esq.
Telephone: 847-228-5400                             Telephone: 312-836-4006
Facsimile: 847-228-5409                             Facsimile: 312-527-3194

IF TO MPH:                                          WITH A COPY TO:
Michael P. Holtz                                    Piper Rudnick
490 East Route 22                                   203 North LaSalle Street--Suite 1800
North Barrington, IL  60010                         Chicago, IL  60601
Telephone: 847-277-0068                             Attention: David Glickstein, Esq.
E-Mail: mpholtz@aol.com                             Telephone: 312-368-4000
                                                    Facsimile: 312-236-7516


          (d) No Assignment. Except as expressly noted below, this Agreement and the rights of the parties under this Agreement may not be sold, assigned or otherwise transferred without the prior written consent of the other party.

          (e) Entire Agreement. This Agreement, and the documents appended hereto, sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter contemplated hereby, and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof.

          (f) Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois. Should any dispute arise under this Agreement, it shall be litigated in the state or federal courts situated in Cook County, Illinois, to which jurisdiction and venue all parties consent.

          (g) Counterparts. This Agreement may be executed in two or more counterparts, each of which, whether photocopy, facsimile or ink, shall be deemed an original, but all of which together shall constitute one instrument.

          (h) Approval. This Agreement shall be binding upon the parties, their respective heirs, successors and assigns, and each entity party represents and warrants that this Agreement has been duly approved by proper corporate action.

          (i) Remedies. No party hereunder shall be entitled to consequential damages as a result of the breach by any other party of its obligations hereunder. Each party's

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     damages shall be limited to actual damages as a result of the breach of any obligation hereunder.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

AHI:                                         MPH:

ARLINGTON HOSPITALITY, INC., a Delaware
Corporation
                                             MICHAEL P. HOLTZ

By:   /s/ James Dale                         /s/ Michael P. Holtz
   -------------------------------------     ---------------------------------
         James Dale, Secretary



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